UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 18, 2011

Date of Report (Date earliest event reported)

INTUIT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 944-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On July 18, 2011, after almost 20 years of service, Michael R. Hallman decided to retire from the Board of Directors (the “Board”) of Intuit Inc. (“Intuit”). He will not stand for re-election at Intuit’s annual meeting of stockholders in January 2012 and will continue to serve on the Board until that time.

In recognition of the many years of commitment and service provided by Mr. Hallman, the Compensation and Organizational Development Committee of the Board (the “Committee”) approved the acceleration of vesting of restricted stock units (“RSUs”) for 1,854 shares awarded to Mr. Hallman on January 20, 2011, that would have been unvested as of Intuit’s next annual meeting. The RSUs will become fully vested on the earlier of (i) the day immediately prior to Intuit’s next annual meeting or (ii) the day immediately prior to Mr. Hallman’s final day on the Board. Based on Intuit’s closing stock price of $47.79 on July 20, 2011, the value of the accelerated RSUs would be approximately $88,603.

Approval of Fiscal Year 2011 Bonus Awards and Fiscal Year 2012 Base Salaries

On July 19, 2011, the Committee certified that the performance goal established for Intuit’s Senior Executive Incentive Plan (“SEIP”) for the year ended July 31, 2011 (“Fiscal 2011”) had been achieved and subsequently approved annual performance bonuses for Brad D. Smith, R. Neil Williams, Daniel R. Maurer, Kiran M. Patel and Scott D. Cook. The specific bonus amounts were determined by the Committee based on a review of the performance of each eligible individual and on the Company’s revenue and non-GAAP operating income for Fiscal 2011.

The Committee also approved the annual base salaries for Intuit’s executive officers for the next fiscal year. The following table sets forth the bonus and annual base salary approved for the specified individuals.

Name and Current Position	2011 Bonus	2012 Annual Base Salary
Brad D. Smith President and Chief Executive Officer	$1,852,500	$975,000

R. Neil Williams Senior Vice President and Chief Financial Officer	$621,002	$675,000

Daniel R. Maurer Senior Vice President and General Manager, Consumer Group	$512,001	$585,000

Kiran M. Patel Executive Vice President and General Manager, Small Business Group	$1,033,004	$700,000

Scott D. Cook Board Member and Chairman of the Executive Committee	$415,000	$500,000

Approval of 2012 Intuit Inc. Performance Incentive Plan

On July 19, 2011, the Committee approved the Intuit Inc. Performance Incentive Plan for Fiscal Year 2012 (the “IPI”), a discretionary cash bonus plan. The amount of a bonus award under the IPI for fiscal year 2012 will be based upon the individual employee’s bonus target, the employee’s performance during fiscal year 2012, and the amount of the aggregate bonus pool that is made available for bonuses for fiscal year 2012 based on overall performance of Intuit. A copy of the IPI for fiscal year 2012 is attached to this Report as Exhibit 10.01.

Item 8.01	Other Events

In June 2011, Laura A. Fennell, Senior Vice President, General Counsel and Corporate Secretary of Intuit, adopted a stock trading plan related to the exercise and sale of up to 10,000 shares of Intuit common stock issuable under options granted in 2005. Subject to the terms and conditions of this plan, a brokerage firm may periodically exercise Ms. Fennell’s stock options and sell the issued shares at predetermined minimum prices before the options expire in July 2012.

This plan is intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and was adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

Transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.01	Intuit Inc. Performance Incentive Plan for Fiscal Year 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.

Date: July 22, 2011	By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.01	Intuit Inc. Performance Incentive Plan for Fiscal Year 2012